UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 24, 2016

MAGELLAN GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	_333-174287	27-3566922
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010A Harbison Drive # 312, Vacaville, CA  95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01

ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

Rio Silver, Inc. Option Agreement

On October 24, 2016, Magellan Gold Corporation (the “Company) entered into a Mining Option Agreement (the “Option Agreement”) between and among Rio Silver Inc., a Canadian company (“Rio Silver”), Minera Rio Plata S.A.C., a Peruvian company and subsidiary of Rio Silver (“Minera”), and Magellan Gold Peru S.A.C., a Peruvian company and wholly owned subsidiary of the Company (“Magellan Peru”) pursuant to which Rio Silver through Minera, shall grant to the Company the sole and exclusive option to acquire an undivided 50% interest in and to property located in Peru as more specifically described in the Agreement which is filed herewith as Exhibit 10.1.

Under the terms of the Agreement, the Company Magellan has the right to earn an undivided 50% interest in the Niñobamba Silver/Gold Project in central Peru. To earn its 50% interest, Magellan must spend $2.0 million in exploration over three years. The Niñobamba project is comprised of four concessions that total 31 square kilometers (7,660 acres). As announced September 12, 2016, three of the concessions were recently acquired from a Peruvian company owned jointly by Newmont Mining Corporation and Southern Peru Copper Corporation.

In connection with the Rio Silver transaction, Magellan is obliged to subscribe to two private placement unit financings in Rio Silver, each for aggregate proceeds of Cdn$75,000. The Company completed the first unit private placement on August 23, 2016. The second unit private placement is expected to close within the next ninety days.

In connection with the Option Agreement, Rio Silver and the Company entered into a Lock-Up/Voting Trust Agreement of even date (the “Lock-Up Agreement”).  The Lock-Up Agreement is filed herewith as Exhibit 10.3.

ITEM 7.01

REGULATION FD DISCLOSURE

On October 25, 2016, the Company issued a press release announcing the Option Agreement transaction noted at Item 1.01 of this Report.  A copy of the press release is filed herewith as Exhibit 99.2.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, The Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.2, that is required to be disclosed solely by Regulation FD.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBGLIATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On October 24, 2016, the Board of Directors approved the issuance an unsecured Promissory Note dated September 30, 2016 evidencing a loan from John C. Power in the original principal amount of $35,000 (the “Note”) due in full on or before December 31, 2016.  Interest will accrue on the outstanding balance of the Note at the rate of 6% per annum beginning September 30, 2016. A copy of the Note is filed herewith as Exhibit 99.1.

ITEM 8.01

OTHER EVENTS

On October 24, 2016, the Board of Directors approved an Investor Relations Engagement Agreement (the “Agreement”) by and between the Company and Intuitive Pty Ltd, an Australian company (“Intuitive”) whereby Intuitive has agreed to undertake for a period of 24 months an investor relations and communications program on behalf of the Company focusing on potential investors outside of the United States.  The sole consideration for those services is an aggregate of 500,000 shares of restricted common stock issued to Intuitive’s principals.

On October 24, 2016,  the Board of Directors also approved an Investor Awareness Services and Management Agreement with Mining Clip, LLC and Ariston Capital Corp. dated October 15, 2016 (“Mining Clip Agreement”), to provide additional investor relations services. The Mining Clip Agreement terminates on January 15, 2017 and will renew for additional periods of three months each unless terminated by either party.  In addition to a monthly cash retainer, the Company will issue an aggregate of 62,500 shares of common stock every 90 days until the Mining Clip Agreement is terminated.

ITEM 9.01:

FINANCIAL STATEMENTS AND EXHIBITS

Item	Title

10.1	Mining Option Agreement
10.2	Lock-Up/Voting Trust Agreement
10.3	Intuitive Pty, Ltd. Agreement
10.4	Mining Clip LLC Agreement
99.1	Promissory Note
99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magellan Gold Corporation

Date: October 26, 2016	By: /s/ W. Pierce Carson W. Pierce Carson, President

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